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                              AMENDED AND RESTATED
                       PERFORMANCE ENGINEERING CORPORATION
                       NONQUALIFIED EXECUTIVE SUPPLEMENTAL
                          RETIREMENT PROGRAM AGREEMENT

         THIS AMENDED AND RESTATED AGREEMENT is effective as of the 31st day of December, 1998 ("Effective Date"), by and between Performance Engineering Corporation, a Virginia corporation ("PEC"), and each individual employee who has executed a counterpart of this Agreement ("Employee").

                                   WITNESSETH:

         WHEREAS, Employee is a member of a select group of management or highly compensated employees of PEC; and

         WHEREAS, PEC recognizes the valuable services heretofore performed for it by Employee and wishes to encourage continued employment; and

         WHEREAS, the parties desire to specify the terms and conditions under which the Employee may defer a portion of compensation otherwise payable to him or her and under which PEC shall pay such deferred compensation to the Employee or designated beneficiary; and

         WHEREAS, the parties intend that the deferred compensation arrangement created by this Agreement shall be unfunded for federal income tax purposes and for purposes of the Employee Retirement Income Act of 1974, as amended;

         NOW, THEREFORE, in consideration of the mutual premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. DEFERRED COMPENSATION. Commencing on the Effective Date and for each calendar year thereafter that this Agreement is in effect and continuing through the date on which the Employee's employment terminates, PEC shall irrevocably accrue as deferred compensation on the Employee's behalf an amount equal to the Employee's Deferral Percentage of any compensation otherwise payable to the Employee. The accrued deferred compensation shall be credited to the Employee's Deferred Compensation Account in accordance with Section 4 herein.

         2. EMPLOYEE'S DEFERRAL PERCENTAGE. The Employee's Deferral Percentage shall be that percentage of all regular salary payments payable to the Employee during the calendar year, up to a maximum percentage, such that the annual amount to be deferred by the Employee under this Agreement plus the Employee's 401(k) plan annual deferral amount, if any, does not exceed 15%, and that percentage of any bonus that PEC may award to the Employee during or for any calendar year, up to a maximum of 100%, which the Employee elects to defer in accordance with the provisions of this Agreement. In no event shall the actual amount of regular salary payments deferred by the Employee under this Agreement plus the Employee's 401(k) plan annual deferral amount exceed 15% of the Employee's annual salary.



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         The Employee's Deferral Percentage shall be elected by the Employee by written notice filed by said Employee with the payroll department of PEC in substantially the form attached hereto as Exhibit A, specifying the percentage of salary payments and/or bonus to be deferred. The Employee's Deferral Percentage may be changed from time to time by the Employee only by written notice.

         3. PEC VOLUNTARY CONTRIBUTION. PEC may, in its sole and arbitrary discretion, credit such additional amounts, referred to as a PEC Voluntary Contribution, to the Employee's Deferred Compensation Account in accordance with
Section 4 herein. Any PEC Voluntary Contribution shall be irrevocable and be deemed vested for purposes of this Agreement only five (5) years after the date such PEC Voluntary Contribution is credited by PEC to the Employee's Deferred Contribution Account.

         4. DEFERRED COMPENSATION ACCOUNT. PEC shall maintain on its books a Deferred Compensation Account in the name of the Employee to which any deferred amounts under Section 1 and Section 3 shall be credited. PEC shall maintain book entries to distinguish between the Employee Deferral Percentage and the PEC Voluntary Contribution, if any, of the Employee's Deferred Compensation Account. The Deferred Compensation Account shall remain the property of PEC subject to the claims of its general creditors. The Employee shall have no rights to such Deferred Compensation Account other than those of a general creditor of PEC.

         Any portion of the Employee's Deferred Compensation Account may be invested by PEC as it may deem appropriate. To the extent the Deferred Compensation Account is invested in stocks, bonds, mutual funds, money market or similar accounts, the Deferred Compensation Account shall be credited with the gains and losses from such investment.

         5.       RETIREMENT BENEFIT.

                  (a) PEC shall pay the Employee the Employee's entire Deferred Compensation Account, at the request of Employee, upon the retirement of the Employee from employment with PEC upon reaching age sixty-five (65). Such amount shall be paid in three (3) equal annual payments, as adjusted to reflect investment gains and losses during the payout period, with the first annual payment payable within thirty (30) days of the Employee reaching age sixty-five
(65).

                  (b) The Employee shall have the option, upon attaining age sixty-five (65), to elect to receive the entire Deferred Compensation Account, notwithstanding continued employment with PEC after reaching age sixty-five
(65). Employee's election to receive the Deferred Compensation Account notwithstanding continued employment must be made in writing at least thirty
(30) days prior to Employee reaching age sixty-five (65). Such amount, if elected, shall be paid in three (3) equal annual payments, as adjusted to reflect investment gains and losses during the payout period, with the first annual payment payable within thirty (30) days of the employee reaching age sixty-five (65). Any such election under this subsection shall be irrevocable and shall result in the termination of Employee's right to any further deferrals or PEC voluntary contributions hereunder.



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                  (c) The Employee shall have the option, upon attaining age fifty-five (55), to elect to receive the Employee's entire Deferred Compensation Account on the strict condition that said Employee completely retires from PEC and agrees, in writing, not to engage, for a period of five (5) years, directly or indirectly, individually or as an employee, partner, officer, director, stockholder (other than a Stockholder holding less than a five percent (5%) interest in stock of any corporation), advisor, consultant or in any other capacity whatsoever of or to any person, firm, partnership, corporation or other business which develops or markets products or services similar to those developed or marketed by PEC at any time during the twelve (12) months proceeding the Employee's early retirement, in any place or jurisdiction which PEC developed or marketed its products or services during the twelve (12) months proceeding the Employee's early retirement. If elected, such amount shall be paid in three (3) equal annual payments, as adjusted to reflect investment gains and losses during the payout period, with the first annual payment payable within thirty (30) days of the employee reaching age fifty-five (55).

         6. HARDSHIP WITHDRAWALS. Withdrawal of all or part of the Deferred Compensation Account may be permitted by PEC at the written request of the Employee upon the occurrence of an unforeseeable emergency. An unforeseeable emergency is strictly defined as an unanticipated event beyond the Employee's control that would cause severe financial hardship to the Employee if early withdrawal were not permitted. In no event shall any early hardship withdrawal exceed the amount necessary to enable the Employee to meet the unforeseeable emergency.

         7. DISABILITY RETIREMENT. Notwithstanding any other provision hereof, the Employee shall be entitled to receive the entire Deferred Compensation Account prior to retirement in the event that the Employee is determined to be totally disabled due to ill health or accident by a duly licensed physician selected by PEC. The term "totally disabled" shall be defined by the terms of the long-term disability policy then in effect by PEC for the benefit of Employee. The Employee's entire Deferred Compensation Account shall be payable in three (3) equal annual payments, as adjusted to reflect investment gains and losses during the payout period, with the first annual payment payable within thirty (30) days of the date of the physician's disability determination.

         8. DEATH BENEFIT. Notwithstanding any other provision herein, the Employee's designated beneficiary shall be entitled to receive the entire Deferred Compensation Account upon the death of the Employee. The Employee's entire Deferred Compensation Account shall be payable in three (3) equal annual payments, as adjusted to reflect investment gains and losses during the payout period, with the first annual payment payable within thirty (30) days of the date of death of the Employee.

         9. TERMINATION BENEFIT. In the event of the Employee's termination of employment with PEC other than retirement, disability, as defined hereinabove, or death, PEC shall pay to the Employee, as compensation for services rendered prior to such termination, that portion of Employee's Deferred Compensation Account equal only to Employee's Deferral Percentage and the vested portion only of any PEC Voluntary Contribution. Such amount shall be paid within thirty (30) days of the Employee's termination of employment.


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         10. OFFSET FOR OBLIGATIONS TO CORPORATION. If, at such time as the
Employee becomes entitled to benefit payments hereunder, the Employee has any debt, obligation or other liability representing an amount owing to the Corporation or an Affiliate of the Corporation, and if such debt, obligation or other liability is due and owing at the time benefit payments are payable hereunder, the Corporation may offset the amount owing it or an Affiliate against the amount of benefits otherwise distributable hereunder.

         11. BENEFICIARY DESIGNATION. The Employee shall have the right, at any time, to submit in substantially the form attached hereto as Exhibit B, a written designation of primary and secondary beneficiaries to whom payment under this Agreement shall be made in the event of death prior to complete distribution of the benefits due and payable under the Agreement. Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Corporation.

         12. NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue to be employed by the Corporation in his present capacity, or in any capacity. It is expressly understood by the parties hereto that this Agreement relates to the payment of deferred compensation of the Employee's services, payable after termination of employment with the Corporation and is not intended to be an employment contract.

         13. OTHER BENEFITS. Any payments under this Agreement shall be independent of, and in addition to, those under any other plan, program or agreement which may be in effect between PEC and the Employee, or any other compensation payable to the Employee or any of the Employee's beneficiaries.

         14. BENEFITS NOT TRANSFERABLE. Neither the Employee, designated beneficiary nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part of all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable to operation of law in the event of bankruptcy, insolvency or death of the Employee, designated beneficiary, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void.

         15. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto or their respective successors, and may not be otherwise terminated except as provided herein.

         16. INUREMENT. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, successors, heirs, executors, administrators and beneficiaries.

         17. NOTICE. Any notice, consent or demand required or permitted to be given under the


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provisions of this Agreement shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

         18. GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed and construed in accordance with the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                     PERFORMANCE ENGINEERING CORPORATION


                                     By:
                                        ---------------------------------



                                     EMPLOYEE:


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